Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-180329) and Forms S-8 (Registration No. 333-99974, Registration No. 333-86145, Registration No. 333-82772, Registration No. 333-72182, Registration No. 333-98971, Registration No. 333-124422, Registration No. 333-142835 and Registration No. 333-181308) of Arch Capital Group Ltd. of our report dated March 1, 2013, except with respect to our opinion on the consolidated financial statements insofar as it relates to the Guarantor Financial Information described in Note 23 as to which the date is December 10, 2013, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8‑K of Arch Capital Group Ltd. dated December 10, 2013.

/s/ PricewaterhouseCoopers LLP
December 10, 2013

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